UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2021

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road – Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 10, 2021 (the “Issuance Date”), Nightfood Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) and issued and sold to institutional investors (the “Investors”), 8% Original Issue Discount Senior Secured Promissory Notes (the “Notes”) in the aggregate principal amount at maturity of $1,086,956.52. Also pursuant to the Purchase Agreement, in connection with the issuance of the Notes, the Company issued common stock purchase warrants (the “Warrants”) to the Investors, allowing the Investors to purchase an aggregate of 4,000,000 shares of the Company’s common stock (the “Common Stock”).

Also pursuant to the Purchase Agreement, in connection with the issuance of the Notes:

●	Sean Folkson, the Company’s Chairman of the Board and Chief Executive Officer, pursuant to a Pledge Agreement dated the Issuance Date (the “Pledge Agreement”), pledged to the Investors, and granted to the Investors a security interest in, all Common Stock and Common Stock equivalents of the Company owned by Mr. Folkson;

●	the Company, Nightfood Inc. and MJ Munchies, Inc., each wholly-owned subsidiaries of the Company (collectively, the “Subsidiaries” and with the Company, the “Debtors”) entered into a Security Agreement dated the Issuance Date (the “Security Agreement”), pursuant to which each of the Debtors granted the Investors a perfected security interest in all of their property to secure the prompt payments, performance and discharge in full of all of the Debtors’ obligations under the Notes and the other transaction documents entered into in connection with the Purchase Agreement and the Notes (the “Transaction Documents”);

●	The Company granted piggy-back registration rights to the Investors pursuant to a Registration Rights Agreement dated the Issuance Date (the “Registration Rights Agreement”); and

●	The Subsidiaries entered into a Subsidiary Guarantee dated the Issuance Date (the “Guarantee”), pursuant to which the Subsidiaries unconditionally and irrevocably guaranteed to the Investors the prompt and complete payment and performance by the Company and the Subsidiaries when due, of the obligations under the Transaction Documents.

The net amount received by the Company was approximately $985,000 after payment of certain fees to the Investors or on behalf of the Investors, and taking into account the original issue discount. In addition, the Company paid to Spencer Clarke LLC $100,000 plus warrants to purchase 878,260 shares of Common Stock in fees in relation to the transactions contemplated by the Purchase Agreement.

The Company intends to use the net proceeds from the sale of the Notes for the Company’s ongoing operating capital needs.

Commencing as of the Issuance Date, and until such time as no Investor holds any Notes, the Company shall not effect or enter into an agreement to effect any Subsequent Financing involving a Variable Rate Transaction or an MFN Transaction (all of which as defined in the Purchase Agreement).

The Company shall pay interest to the Investors on the aggregate unconverted and then outstanding principal amount of the Notes at the rate of 8% per annum, payable, as the case may be, (i) monthly, on the tenth calendar day of each month, beginning on February 10, 2022, (ii) on each Monthly Redemption Date (as defined in the Notes), as to that principal amount then being redeemed, (iii) on each Conversion Date (as defined in the Notes), as to that principal amount then being converted, (iv) on each Optional Redemption Date (as defined in the Notes), as to that principal amount then being redeemed and (v) on December 10, 2022, in cash.

At any time after the Issuance Date until the Notes are no longer outstanding, the Notes shall be convertible, in whole or in part, into shares of Common Stock at the option of the Investors, subject to customary conversion limitations set forth in the Notes so the Investors each beneficially own less than 4.99% (or in certain circumstances, 9.99%) of the Common Stock.

The Notes are convertible at a fixed conversion price initially equal to $0.25 (the “Conversion Price”). If at any time after June 10, 2022, the closing price on any trading day of the Common Stock is less than $0.20/share, the Conversion Price shall be reduced to $0.20. If the Company fails to deliver certificates representing Common Stock upon a conversion, the Company shall pay in cash, as liquidated damages and not as a penalty, $1,000 for each trading day until such certificates are delivered. In addition, if the Company fails to deliver instructions to its transfer agent, the Company shall be required to pay an additional amount in cash, as liquidated damages and not as a penalty, of $1,000 for each date until such notice is given to the Transfer Agent as required. In addition, if the Company fails to deliver to the converting Investor such certificates by the Share Delivery Date (as defined in the Notes), and if after such Share Delivery Date the Investor is required by its brokerage firm to purchase, or the Investor’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Investor of the shares of Common Stock which the Investor was entitled to receive upon such conversion (a “Buy-In”), then the Company shall (A) pay in cash to the Investor the amount by which (x) the Investor’s total purchase price for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Investor was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the Investor, either reissue (if surrendered) the Note in a principal amount equal to the principal amount of the attempted conversion or deliver to the Investor the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under the terms of the Note.

The Conversion Price is subject to customary adjustments for stock dividends and stock splits, rights offerings, pro rata distributions and fundamental transactions. In addition, in the event of certain Dilutive Issuances (as defined in the Notes), the Conversion Price will be adjusted downwards to equal the lower price of such Dilutive Issuances.

At any time after the Issuance Date, the Company may deliver a written notice to the Investors of its irrevocable election to redeem the Notes for cash in an amount equal to 115% of the principal amount plus any unpaid accrued interest to the date of repayment if within the first 3 months of the Issuance Date, and 120% of the principal amount plus any unpaid accrued interest to the date of repayment if after the first 3 months of the Issuance Date, plus all other liquidated and other amounts due in respect of the Notes.

On the tenth of each month, commencing immediately upon September 10, 2022 and terminating upon the full redemption of the Notes, the Company shall redeem a portion of the Notes equal to one-ninth of the then-outstanding original principal amount, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Investors at 120% of the principal amount thereof plus accrued and unpaid interest and all other amounts to the redemption date thereof.

The Company shall be required to offer to repay or prepay, as the case may be, in cash the aggregate principal amount of the Notes at (i) 115% of the principal amount thereof plus any unpaid accrued interest to the date of repayment if within the first three months of the Issuance Date and (ii) 120% of the principal amount thereof plus any unpaid accrued interest to the prepayment date if after the first three months of the Issuance Date, in either case upon the sale of all or substantially all of the assets of the Company or its subsidiaries, a Change of Control (as defined in the Notes), and upon a Qualified Offering (as defined in the Notes) and at Maturity.

As long as any portion of the Notes remain outstanding, the Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly: (a) other than permitted indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind; (b) other than permitted liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets or any interest therein or any income or profits therefrom; (c) amend its charter documents in any manner that materially and adversely affects any rights of the Investors; (d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of the Common Stock or Common Stock equivalents of the Company or its subsidiaries, subject to certain exceptions; (e) repay, repurchase or offer to repay, repurchase or otherwise acquire, or make any principal, interest or amortization payment on any indebtedness, other than the Notes; (f) pay cash dividends or distributions on any equity securities of the Company or its subsidiaries; (g) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the Securities and Exchange Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company; or (h) enter into any agreement with respect to any of the foregoing.

The Notes contain customary Events of Default which entitle the Investors, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Notes. Upon an Event of Default, the outstanding principal amount of the Notes plus 25% thereof, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect of the Notes through the date of acceleration, shall become, at the Investors’ election, immediately due and payable in cash. Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of the Notes, the interest rate on the Notes shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Purchase Agreement provides for liquidated damages to the Investors of 2% of the outstanding principal amount of the Notes in the event (a) the Company breaches its obligations to convert the Notes in accordance with their terms and (b) of a failure to (i) satisfy the current public information requirement under Rule 144(c) under the Securities Act of 1933 (the “Securities Act”) or (ii) take such action as is reasonably requested by the Investors to enable the Investors to sell any of the shares of Common Stock received in connection with the Notes pursuant to Rule 144 under the Securities Act.

The Company and the Subsidiaries are subject to customary indemnification terms in favor of the Investors and their affiliates and certain other parties.

Until such time as the Company has consummated a debt or equity financing for the account of the Company or any of its subsidiaries in which shares of Common Stock, or securities, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock are issued, which financing results in cumulative aggregate proceeds to the Company of at least $8,000,000 (“Qualified Financing”) which results in an up-listing of the Common Stock onto a national exchange, if the Company engages in any future financing transactions with a third-party investor, the Investors may notify the Company to amend the Notes and Warrants, and as necessary, adjust the number of bonus shares or warrants to include the preferable term contained in the instruments evidencing the applicable security.

At any time within the 18 months subsequent to the Issuance Date, upon any issuance by the Company or any of its subsidiaries of debt or Common Stock or Common Stock equivalents for cash consideration, indebtedness or a combination of units, subject to certain exclusions (a “Subsequent Financing”), each Investor shall have the right to participate in up to its investment amount but not more than 25% (in the aggregate) of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

The Warrants each have an initial exercise price of $0.25, subject to customary adjustments (including anti-dilution adjustments), and may be exercised at any time until the five year anniversary of the Warrants. The Warrants include a cashless exercise provision as set forth therein. The exercise of the Warrants are subject to a beneficial ownership limitation of 4.99% (or under certain circumstances, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

As a condition to Mr. Folkson entering into the Pledge Agreement, the Company agreed to indemnify and hold harmless Mr. Folkson for any losses he may incur as a result of any foreclosure by the Investors under the Pledge Agreement, pursuant to an Indemnification Agreement to be entered into between the Company and Mr. Folkson subsequent to the Issuance Date.

The foregoing is a brief description of the purchase of the Notes and the Warrants, and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Notes, the Warrants, the Security Agreement, the Pledge Agreement, the Registration Rights Agreement and the Guarantee, forms of which are included as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Notes and the Warrants is incorporated by reference herein. The Note and the Warrants each was, and, unless subsequently registered, the shares underlying the Notes and the Warrants will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as no general solicitation was used in the offer and sale of such securities.

Item 7.01 Regulation FD Disclosure.

On December 16, 2021, the Company issued a Letter to Shareholders.

The Letter to Shareholders, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference. The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in this Item 7.01 (including Exhibit 99.1).

Item 8.01 Other Events.

As a result of the issuance of the Notes with a conversion price of $0.25 and the Warrants at an exercise price of $.25, as well as the warrants paid to Spencer Clarke LLC, the anti-dilution provisions under warrants of the Company issued or issuable pursuant to the terms of the Company’s Series B Preferred Stock (the “Existing Warrants”) were triggered, and the exercise prices under the Existing Warrants were adjusted downwards to approximately $.2952 from $0.30 and the number of shares underlying the Existing Warrants were increased to approximately 25,406,504 in the aggregate from 25,000,000, all in accordance with the terms of the Existing Warrants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of 8% Original Issue Discount Senior Secured Promissory Notes
10.3	Form of Common Stock Purchase Warrant
10.4	Form of Security Agreement
10.5	Form of Pledge Agreement
10.6	Form of Registration Rights Agreement
10.7	Form of Guarantee
99.1	Letter to Shareholders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 16, 2021

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	Chief Executive Officer